UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) December 22, 2011

Spartan Gold Ltd.
(Exact name of registrant as specified in its charter)

Nevada	001-34996	27-3726384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13951 N. Scottsdale Rd., Suite 233, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 391-7400

_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement for Grant of NSR Production Royalty - Poker Flats Property

On December 22, 2011, Spartan Gold Ltd., a Nevada corporation (the “Company”), Mexivada Mining Corporation (“Mexivada”) and Sphere Resources, Inc. (“Sphere”) entered into an Agreement for Grant of NSR Production Royalty of its property known as “Poker Flats” located within the Carlin Mining District in Elko County, Nevada.

The Parties entered into an Option and Mining Claim Acquisition Agreement executed and effective December 20, 2010, and reported in a Form 8K on December 28. 2010, whereby Spartan was granted an exclusive option to acquire a majority interest in certain mining claims owned by Mexivada in Elko County, Nevada, known as the Poker Flats Property (herein the “Poker Flats Option Agreement”), and upon exercise of the option, Sphere was to be granted one-half of Spartan’s interest in the Poker Flats Property under the terms of a joint venture agreement to be entered into by Spartan and Sphere, all as more fully set forth in the Poker Flats Option Agreement.

The Poker Flats Option Agreement was amended by Amendment to Option and Mining Claim Acquisition Agreement (herein “Amendment to Poker Flats Option Agreement”) executed and effective among the Parties as of March 28, 2011, and reported in a Form 8K on April 11, 2011, whereby Spartan was granted the sole and exclusive right and option to acquire an undivided seventy five percent (75%) interest in the Poker Flats Property under the terms and conditions set forth in the Amendment to Poker Flats Option Agreement.

Under this Agreement for Grant of NSR Production Royalty, the Company grants, conveys and assigns to Sphere a two percent (2%) Net Smelter Returns (NSR) Production Royalty, to be calculated in the same manner as the “Net Smelter Returns Production Royalty” defined in the Poker Flats Option Agreement, on its share of mineral production from the Poker Flats Property if and when there is production from the Poker Flats Property. This 2% NSR Production Royalty granted by Spartan to Sphere on Spartan's share of production from the Poker Flats Property is in addition to the three percent (3%) NSR Production Royalty retained by the owner of the mining claims leased to Mexivada and Area of Interest defined therein, subject to the Poker Flats Option Agreement.

The agreement further stipulates that:

a.
If and when Spartan elects to sell and convey all or a portion of its interest in the Poker Flats Property, Spartan shall have the right to purchase up to one hundred percent (100%) of the two percent (2%) NSR Production Royalty granted, conveyed and assigned by Spartan to Sphere on its share of production from the Poker Flats Property, under terms to be agreed upon by Spartan and Sphere, and

b.
If and when Spartan elects to sell and convey all or a portion of its interest in the Poker Flats Property, Spartan shall have the right to purchase up to seventy five percent (75%) and Mexivada shall have the right to purchase up to twenty five percent (25%) of the three percent (3%) NSR Production Royalty on mineral production from the Poker Flats Property retained by the owner of the mining claims subject to the Poker Flats Option Agreement, for one million U.S. dollars (U.S. $1,000,000.00) per NSR Production Royalty percentage point.

Agreement for Grant of NSR Production Royalty - Ziggurat Property

On December 22, 2011, Spartan Gold Ltd., a Nevada corporation (the “Company”), Mexivada Mining Corporation (“Mexivada”) and Sphere Resources, Inc. (“Sphere”) entered into an Agreement for Grant of NSR Production Royalty of its property known as “Ziggurat” located within the Round Mountain – Northumberland Trend in Nye County, Nevada.

The Parties entered into an Option and Mining Claim Acquisition Agreement executed and effective December 27, 2010, and reported in a Form 8K on December 28. 2010, whereby Spartan was granted an exclusive option to acquire a majority interest in and to certain mining claims owned by Mexivada in Nye County, Nevada, known as the Ziggurat Property (herein the “Ziggurat Option Agreement”), and upon exercise of the option, Sphere was to be granted one-half of Spartan’s interest in the Ziggurat Property upon Spartan's exercise to control a 70% interest in the property, under the terms of a joint venture agreement to be entered into by Spartan and Sphere, all as more fully set forth in the Ziggurat Option Agreement.

The Ziggurat Option Agreement was amended by Amendment to Option and Mining Claim Acquisition Agreement (herein “Amendment to Ziggurat Option Agreement”) executed and effective among the Parties as of March 28, 2011, and reported in a Form 8K on April 11, 2011, whereby Spartan was granted the sole and exclusive right and option to acquire an undivided seventy five percent (75%) interest in the Ziggurat Property under the terms and conditions set forth in the Amendment to Ziggurat Option Agreement.

Under this Agreement for Grant of NSR Production Royalty, the Company grants, conveys and assigns to Sphere a two and one-half percent (2.5%) NSR Production Royalty and grants, conveys and assigns to Mexivada a one-half of one percent (0.5%) NSR Production Royalty on Spartan's share of mineral production from the Ziggurat Property if and when there is production from the Ziggurat Property. It is the intent and understanding of the Parties that the terms NSR Production Royalty and the term Exploration Expenditures shall have the same meanings and applications to the Ziggurat Property as those terms are defined and applied in the Poker Flats Option Agreement to the Poker Flats Property, notwithstanding any other verbal conversations between the Parties.

The agreement further stipulates if and when Spartan elects to sell and convey all or a portion of its interest in the Ziggurat Property, Spartan shall have the right to purchase up to one hundred percent (100%) of the two and one-half percent (2.5%) NSR Production Royalty granted, conveyed and assigned by Spartan to Sphere, under terms to be agreed upon by the Parties.

Item 9.01 Exhibits.

Exhibit No.	Description

10.1	Agreement for Grant of NSR Production Royalty between Spartan Gold Ltd., Mexivada Mining Corporation, and Sphere Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN GOLD LTD.

Date: January 6, 2012	By: /s/ William Whitmore
William Whitmore President and Director